Exhibit 99.4

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated July 25, 2023 to the board of directors of Banc of California, Inc. (“BANC”) included as Annex O to the joint proxy statement/prospectus, which forms a part of the registration statement on Form S-4 of BANC (the “Registration Statement”) relating to the proposed combination of BANC and PacWest Bancorp and (ii) the references to such opinion in such joint proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,
/s/ J.P. MORGAN SECURITIES LLC
J.P. MORGAN SECURITIES LLC

August  28, 2023